WHITESTONE REIT ANNOUNCES 13% INCREASE IN FFO CORE PER SHARE FOR THE 2015 THIRD QUARTER; RAISES FULL YEAR GUIDANCE

Houston, Texas, November 4, 2015 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”), today announced its financial results for the third quarter ended September 30, 2015.

Highlights for Third Quarter 2015 Compared to Third Quarter 2014

•	20th consecutive quarter of year-over-year revenue and net operating income (“NOI”) growth with increases of 32.7% and 36.4%, respectively.

•	21st consecutive quarter of year-over-year funds from operations (“FFO”) Core growth with a 36.1% increase.

•	10th consecutive quarter of year-over-year FFO Core per diluted common share and operating partnership (“OP”) unit growth with a 13.3% increase to $0.34.

•	3.1% increase in same store NOI.

•	Net income attributable to Whitestone REIT was $1.6 million, or $0.05 per diluted share, compared to $1.1 million, or $0.05 per diluted share, in the prior year third quarter.

•	8.0% increase in rental rates on new and renewal leases on a GAAP basis.

•	Dividend to FFO Core ratio of 82.4%.

•	FFO Core guidance range for 2015 increased to $1.30 to $1.32 per diluted share and OP unit.

Subsequent Events
Subsequent to the end of the third quarter, the Company received approval of added value entitlements at its Village Square at Dana Park property. The Company plans a vibrant mix of retail, restaurant and executive office space, as well as multifamily housing and a hotel, which will increase the value of the property while generating additional NOI and cash flow. The Company also amended its $500 million credit facility, which extended and laddered the facility’s maturity dates on the revolving credit loan and two existing $50 million term loans and provided for a third $100 million seven-year term loan.

Jim Mastandrea, Chairman and Chief Executive Officer, stated, “We are pleased to announce another strong operating quarter, as well as to report on our significant progress. Our well positioned portfolio of Community Centered Properties™, located within the biggest and fastest growing markets in the business-friendly states of Texas and Arizona, continues to drive meaningful increases in our key financial metrics and provides us with substantial value-add opportunities. On top of our solid performance, we closed on additional accretive acquisitions that further enhance the value of our enterprise.

“Our disciplined approach to acquisitions and our concentrated work to create community centered properties that serve the needs of the communities where our properties are located is substantiated by the progress that we have made since Whitestone’s IPO five years ago. Our approach reflects the evolving consumer landscape and shifts in the manner that people shop which is impacting the retail property segment of the industry. Our actions have resulted in higher overall occupancy and rental rates, while diversifying the tenant mix to minimize the downside risk. We will also continue shedding our remaining non-core properties, which only represent approximately 10% of the carrying value of our portfolio, to become a pure play retail REIT, and we plan to use the process to recycle the capital and pay down debt.”

Mr. Mastandrea concluded, “We are once again increasing our annual guidance for the year to reflect our confidence in our ability to drive further top-line and bottom-line growth. We are pleased that Whitestone continues to deliver meaningful financial results and we expect to continue our profitable growth while remaining steadfastly focused on enhancing shareholder value.”

Leasing Activity
During the third quarter, the leasing team signed 111 leases totaling 244,527 square feet in new, expansion and renewal leases, compared to 82 leases totaling 226,645 square feet in the third quarter of 2014. The total lease value added was $18.3 million compared to $15.0 million during the same period last year. The Company's total occupancy increased 20 basis points compared to the end of the third quarter of 2014 to 86.0%.

Acquisition Activity

•
Parkside Village North and Parkside Village South in Austin, Texas was acquired for a total of approximately $45.0 million in cash. The two approximately 100% leased properties contain a total of 117,146 square feet.

•
Quinlan Crossing in Austin, Texas was acquired for approximately $37.5 million in cash. The 95% leased property contains 109,892 square feet, plus a developable pad with all entitlements and utilities available for the site.

•
Keller Place in Dallas/Fort Worth, along with two adjacent undeveloped parcels of land, was acquired for approximately $12.0 million in cash and 120,000 operating partnership units. The 90% leased property contains 93,541 square feet.

•
The hard corner at the Company’s Gilbert Tuscany Village property in Gilbert, Arizona was acquired for approximately $1.7 million in cash. The property includes a 14,603 square foot single-tenant building that was vacant at the time of purchase which provides upside potential.

Community Centered PropertiesTM Portfolio Statistics
As of September 30, 2015, Whitestone owned 70 Community Centered PropertiesTM with 6.0 million square feet of gross leasable area, primarily located in the biggest and fastest-growing markets in in the United States: Austin, San Antonio, Dallas/Fort Worth, Houston and Phoenix.

With its consumer-centric discipline, the Company strives for a tenant mix of national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the third quarter, the Company's diversified tenant base was comprised of 1,445 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Balance Sheet and Liquidity
At September 30, 2015, the Company had total assets of $783.6 million compared to $634.3 million at December 31, 2014.

At September 30, 2015, 50 of the Company’s 70 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $581.5 million. The Company had total real estate debt of $498.5 million, of which $222.9 million, or approximately 45%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.92%.

At quarter end, Whitestone had $5.7 million of cash available on its balance sheet and $174.4 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend
On September 24, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2015, to be paid in three equal installments of $0.095 in October, November and December of 2015.

FFO Core Guidance
The Company is raising its full year FFO Core guidance to a range of $1.30 to $1.32 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during the Company’s scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2015 Financial Guidance” section of the supplemental data package for the full list of guidance information.

Supplemental Financial Information
Further details regarding Whitestone's results of operations, communities and tenants can be accessed through the Company's website at www.whitestonereit.com.

Conference Call Information
Whitestone will host a conference call to discuss its third quarter results on Thursday, November 5, 2015 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Investors and other interested parties can listen to a live webcast of the call via the internet by first clicking on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then clicking on the webcast link.

The conference call is also accessible via telephone by dialing 1-877-397-0292 for domestic participants or 1-719-325-4760 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through November 20, 2015 by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 6888843. Additionally, a replay of the call will be available on the Company’s website via the webcast link until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the third quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 713-435-2219.

About Whitestone REIT
Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, redevelops, repositions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including specialty retail, grocery, restaurants, medical, educational and financial services. Founded in 1998, the Company is internally managed with a portfolio of 70 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
Direct: (713) 435-2219; Mobile: (832) 364-8314

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$831,425	$673,655
Accumulated depreciation	(84,743)	(71,587)
Total real estate assets	746,682	602,068
Cash and cash equivalents	5,660	4,236
Restricted cash	86	—
Marketable securities	414	973
Escrows and acquisition deposits	5,537	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	14,099	11,834
Unamortized lease commissions and loan costs	8,333	8,879
Prepaid expenses and other assets	2,817	2,215
Total assets	$783,628	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$498,468	$394,093
Accounts payable and accrued expenses	21,828	15,882
Tenants' security deposits	5,043	4,372
Dividends and distributions payable	7,834	6,627
Total liabilities	533,173	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 26,977,957 and 22,835,695 issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	27	23
Additional paid-in capital	358,136	304,078
Accumulated deficit	(111,263)	(93,938)
Accumulated other comprehensive loss	(646)	(91)
Total Whitestone REIT shareholders' equity	246,254	210,072
Noncontrolling interest in subsidiary	4,201	3,251
Total equity	250,455	213,323
Total liabilities and equity	$783,628	$634,297

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Property revenues
Rental revenues	$18,785	$14,407	$52,426	$41,464
Other revenues	5,814	4,132	15,395	11,712
Total property revenues	24,599	18,539	67,821	53,176

Property expenses
Property operation and maintenance	4,823	4,000	13,245	11,537
Real estate taxes	3,474	2,591	9,303	7,073
Total property expenses	8,297	6,591	22,548	18,610

Other expenses (income)
General and administrative	5,687	4,212	15,170	10,751
Depreciation and amortization	5,149	3,924	14,388	11,587
Interest expense	3,740	2,762	10,664	7,525
Interest, dividend and other investment income	(73)	(31)	(244)	(71)
Total other expense	14,503	10,867	39,978	29,792

Income from continuing operations before loss on sale or disposal of assets and income taxes	1,799	1,081	5,295	4,774

Provision for income taxes	(100)	(72)	(274)	(208)
Loss on sale or disposal of assets	(148)	—	(248)	(111)
Income from continuing operations	1,551	1,009	4,773	4,455

Income from discontinued operations	44	112	3	378
Income from discontinued operations	44	112	3	378

Net income	1,595	1,121	4,776	4,833

Less: Net income attributable to noncontrolling interests	25	18	78	105

Net income attributable to Whitestone REIT	$1,570	$1,103	$4,698	$4,728

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.05	$0.04	$0.18	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01	0.00	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.18	$0.21
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.05	$0.04	$0.17	$0.19
Income from discontinued operations attributable to Whitestone REIT	0.00	0.01	0.00	0.02
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.17	$0.21

Weighted average number of common shares outstanding:
Basic	26,476	22,482	23,988	22,182
Diluted	27,082	22,690	24,583	22,359

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$1,595	$1,121	$4,776	$4,833

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(184)	345	(460)	48
Unrealized gain (loss) on available-for-sale marketable securities	(8)	(56)	(106)	49

Comprehensive income	1,403	1,410	4,210	4,930

Less: Comprehensive income attributable to noncontrolling interests	22	26	69	107

Comprehensive income attributable to Whitestone REIT	$1,381	$1,384	$4,141	$4,823

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$4,773	$4,455
Net income from discontinued operations	3	378
Net income	4,776	4,833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,388	11,587
Amortization of deferred loan costs	902	636
Amortization of notes payable discount	222	229
Gain on sale of marketable securities	(44)	—
Loss on sale or disposal of assets and properties	248	111
Bad debt expense	1,318	1,487
Share-based compensation	5,209	3,024
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,445)	(2,021)
Accrued rent and accounts receivable	(3,583)	(2,187)
Unamortized lease commissions	(1,207)	(1,109)
Prepaid expenses and other assets	341	631
Accounts payable and accrued expenses	4,201	2,145
Tenants' security deposits	671	440
Net cash provided by operating activities	25,994	19,428
Net cash provided by operating activities of discontinued operations	3	440
Cash flows from investing activities:
Acquisitions of real estate	(147,950)	(38,076)
Additions to real estate	(7,954)	(7,233)
Proceeds from sales of marketable securities	496	—
Net cash used in investing activities	(155,408)	(45,309)
Net cash used in investing activities of discontinued operations	—	(183)
Cash flows from financing activities:
Distributions paid to common shareholders	(20,791)	(19,055)
Distributions paid to OP unit holders	(346)	(436)
Proceeds from issuance of common shares, net of offering costs	49,717	6,458
Payments of exchange offer costs	—	(67)
Proceeds from notes payable	—	28,300
Proceeds from revolving credit facility, net	105,500	15,300
Repayments of notes payable	(2,141)	(1,736)
Payments of loan origination costs	—	(434)
Change in restricted cash	(86)	—
Repurchase of common shares	(1,018)	(24)
Net cash provided by financing activities	130,835	28,306
Net cash used in financing activities of discontinued operations	—	(2,905)
Net increase (decrease) in cash and cash equivalents	1,424	(223)
Cash and cash equivalents at beginning of period	4,236	6,491
Cash and cash equivalents at end of period	$5,660	$6,268

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Nine Months Ended September 30,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,826	$6,852
Cash paid for taxes	$315	$238
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$57	$6,111
Financed insurance premiums	$1,057	$888
Value of shares issued under dividend reinvestment plan	$71	$71
Value of common shares exchanged for OP units	$84	$1,452
Change in fair value of available-for-sale securities	$(106)	$49
Change in fair value of cash flow hedge	$(460)	$48
Acquisition of real estate in exchange for OP units	$1,333	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
FFO AND FFO CORE	2015	2014	2015	2014
Net income attributable to Whitestone REIT	$1,570	$1,103	$4,698	$4,728
Depreciation and amortization of real estate assets (1)	5,121	3,975	14,304	11,747
Loss on disposal of assets (1)	148	—	248	109
Net income attributable to noncontrolling interests (1)	25	18	78	105
FFO	6,864	5,096	19,328	16,689

Non cash share-based compensation expense	1,859	1,485	5,202	3,092
Acquisition costs	729	365	1,569	673
Rent support agreement payments received	—	—	—	156
FFO Core	$9,452	$6,946	$26,099	$20,610

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$6,864	$5,096	$19,328	$16,689
Distributions paid on unvested restricted common shares	(130)	(54)	(400)	(127)
FFO excluding amounts attributable to unvested restricted common shares	$6,734	$5,042	$18,928	$16,562
FFO Core excluding amounts attributable to unvested restricted common shares	$9,322	$6,892	$25,699	$20,483

Denominator:
Weighted average number of total common shares - basic	26,476	22,482	23,988	22,182
Weighted average number of total noncontrolling OP units - basic	435	425	406	495
Weighted average number of total commons shares and noncontrolling OP units - basic	26,911	22,907	24,394	22,677

Effect of dilutive securities:
Unvested restricted shares	606	208	595	177
Weighted average number of total common shares and noncontrolling OP units - dilutive	27,517	23,115	24,989	22,854

FFO per common share and OP unit - basic	$0.25	$0.22	$0.78	$0.73
FFO per common share and OP unit - diluted	$0.24	$0.22	$0.76	$0.72

FFO Core per common share and OP unit - basic	$0.35	$0.30	$1.05	$0.90
FFO Core per common share and OP unit - diluted	$0.34	$0.30	$1.03	$0.90

(1)	Includes amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,570	$1,103	$4,698	$4,728
General and administrative expenses	5,687	4,212	15,170	10,751
Depreciation and amortization	5,149	3,924	14,388	11,587
Interest expense	3,740	2,762	10,664	7,525
Interest, dividend and other investment income	(73)	(31)	(244)	(71)
Provision for income taxes	100	72	274	208
Loss on disposal of assets	148	—	248	111
Income from discontinued operations	(44)	(112)	(3)	(378)
Net income attributable to noncontrolling interests	25	18	78	105
NOI	$16,302	$11,948	$45,273	$34,566